Exhibit 10.1

LIMITED LIABILITY COMPANY AGREEMENT

OF

MAGUIRE MACQUARIE OFFICE, LLC

LIMITED LIABILITY COMPANY AGREEMENT dated as of October 26, 2005 (this “Agreement”), of MAGUIRE MACQUARIE OFFICE, LLC, a Delaware limited liability company (the “Company”), by and between MACQUARIE OFFICE II LLC, a Delaware limited liability company (“MOF”), and MAGUIRE PROPERTIES, L.P., a Maryland limited partnership (“Maguire” and together with MOF, the “Members”).

RECITAL

WHEREAS, the Members desire to form the Company in accordance with the provisions of the Delaware Limited Liability Company Act, as amended from time to time (the “Act”), and desire to enter into a written agreement pursuant to the Act governing the affairs of the Company and the conduct of its business.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Act.

ARTICLE 2

GENERAL PROVISIONS

2.1Formation. Julio Davila, as an authorized person within the meaning of the Act, executed, delivered and filed a certificate of formation for the Company as described in Section 18-201 of the Act (the “Certificate of Formation”), on behalf of the Members, with the Secretary of State of the State of Delaware on October 20, 2005, in conformity with the Act. Upon the execution of this Agreement by the Members, her powers as an authorized person, or otherwise, ceased, and she has no interest in the Company or rights with respect thereto. The Members hereby ratify the formation of the Company under the provisions of the Act. The Company and, if required, each of the Members shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents and shall do or cause to be done all such acts and things (including keeping books and records and making publications or periodic filings) as may now or hereafter be required for the formation, valid existence and, when appropriate, termination of the Company as a limited liability company under the laws of the State of Delaware.

2.2Company Name. The name of the Company is “MAGUIRE MACQUARIE OFFICE, LLC,” and its business shall be carried on in such name with such variations and changes as the Manager (as hereinafter defined) deems necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.

2.3Registered Office; Registered Agent. The Company shall maintain a registered office in the State of Delaware. The name and address of the Company’s registered agent in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Board may, from time to time, change the Company’s registered office and/or registered agent and shall forthwith amend the Certificate of Formation to reflect such change(s).

2.4Purpose; Nature of Business Permitted; Powers. The Company is formed for the purpose of engaging in any lawful business, purpose or activity for which limited liability companies may be formed under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, insofar as such powers and privileges are necessary or convenient to the conduct, promotion or attain-ment of the business purposes or activities of the Company.

2.5Term. The existence of the Company commenced on the date of the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware in accordance with the Act, and, subject to the provisions of Article 9 hereof, the Company shall have a perpetual life.

2.6Tax Treatment. Unless otherwise determined by all of the Members, the Company shall be treated as a partnership for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes), and the Members and the Company shall timely make any and all necessary elections and filings for the Company to be treated as a partnership for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes).

ARTICLE 3

MEMBERS

3.1Members. The name, address and Common Interest Percentage (as hereinafter defined) of the Members are set forth on Schedule A hereto, which shall be amended from time to time to reflect additional capital contributions of Members or the Transfer (as hereinafter defined) of Common Interests (as hereinafter defined) of any Member.

3.2Admission of New Members. No Person shall be admitted as a Member of the Company without the approval of all the Members.

3.3No Liability of Members. Except as set forth in Section 8.3, all debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

3.4Power to Bind the Company. No Member (acting in its capacity as such) shall have any authority to bind the Company to any third party with respect to any matter.

ARTICLE 4

MANAGEMENT

4.1Management of the Company. Subject to any matters which are expressly reserved to the Members for decision under the Act, the business and affairs of the Company shall be managed by, or under the direction of, a manager (the “Manager”), which shall be responsible for policy setting and approval of the overall direction of the Company. The initial Manager is Maguire MO Manager, LLC, a Delaware limited liability company. Any Manager may be removed without or without cause, but only by Maguire. Any vacancy occurring on the Board shall be filled by Maguire. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Manager herein set forth.

ARTICLE 5

CAPITAL STRUCTURE AND CONTRIBUTIONS

5.1Capital Structure. The capital structure of the Company shall consist of one class of common interests (“Common Interests”). Except as otherwise set forth herein, each of the Common Interests shall be identical.

5.2Capital Contributions. On the Contribution Date (as defined below), (a) Maguire shall contribute to the Company 100% of the membership interests in Maguire Properties - One Cal Plaza, LLC, a Delaware limited liability company ("MP-OCP"), which owns the real property commonly known as One California Plaza in Los Angeles, CA, and (b) MOF shall contribute to the Company cash in the amount of $5,986,842. In exchange for such capital contributions, each Member will receive Common Interests in the Company in proportion to the "Common Interest Percentage" set forth opposite the name of such Member on Schedule A hereto. "Contribution Date" means a date determined by the Manager and specified in a notice to the Members given at least one business day in advance of such date. The Manager shall not give notice of the Contribution Date to the Members until it has obtained any consents or approvals from third parties necessary to effect the contribution of interests in MP-OCP to the Company.

5.3Additional Contributions. Except with the approval of the Manager, no Member shall be obligated or permitted to make any additional contribution to the Company’s capital.

5.4No Withdrawal of Capital Contributions. Except upon the dissolution and liquidation of the Company as set forth in Article 9 hereof, no Member shall have the right to withdraw its capital contributions.

5.5Maintenance of Capital Accounts. The Company shall establish and maintain capital accounts for each Member in accordance Treasury Regulations Section 1.704-(b). The balance in a Member’s capital account shall be increased by (i) the amount of each contribution made by such Member and (ii) its allocable share of net profits and shall be decreased by (I) the amount of each distribution made to such Member and (II) its allocable share of net losses.

ARTICLE 6

ALLOCATIONS AND DISTRIBUTIONS

6.1Allocations of Net Profits and Net Losses from Operations. Net profits and net losses shall be allocated among the Members ratably in proportion to their respective Common Interest Percentages. Notwithstanding the foregoing, allocation of net profits and net losses shall comply with the provisions of Section 704 of the Code (as hereinafter defined) and the Treasury Regulations promulgated thereunder.

6.2No Right to Distributions. No Member shall have the right to demand or receive distributions of any amount, except as expressly provided in this Article 6

6.3Distributions. Upon receipt of the capital contributions described in Section 5.2, the Company shall make a distribution to Maguire, by issuing a promissory note to Maguire, in the form of Exhibit A hereto, in a principal amount equal to $65,000,000, which distribution shall be treated as a reimbursement of preformation capital expenditures under Treasury Regulation Section 1.707-4(d).

(a) On the last day of each calendar month following the formation of the Company, the Company shall make a cash distribution to MOF of an amount equal to the product of (i) $5,986,842, multiplied by (ii) the product obtained by mutiplying 0.0875 by a fraction, the numerator of which is the number of days that have elapsed since the previous distribution to MOF pursuant to this sentence (or if there was no previous distribution, the date that MOF made the capital contribution described in Section 5.2) and the denominator of which is 360.

(b) Other than as set forth above, The Manager shall determine, in its sole and absolute discretion, net cash flow available for distribution to Members and the amount, if any, to be distributed to Members, and shall authorize and distribute to the Members pro rata in proportion to their respective Common Interest Percentages.

6.4Withholding. The Company is authorized to withhold from distributions to a Member, or with respect to allocations to a Member, and to pay over to a Federal, foreign, state or local government, any amounts required to be withheld pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), or any provisions of any other Federal, foreign, state or local law. Any amounts so withheld shall be treated as having been distributed to such Member pursuant to this Article 6 for all purposes of this Agreement, and shall be offset against the current or next amounts otherwise distributable to such Member.

ARTICLE 7

BOOKS AND REPORTS

7.1Books and Records; Accounting. The Company shall keep or cause to be kept at the office of the Company (or at such other place as the Board in its discretion shall determine) full and accurate books and records regarding the status of the business and financial condition of the Company.

7.2Form K-l. After the end of each Fiscal Year, the Board shall cause to be prepared and transmitted, as promptly as possible, and in any event within ninety (90) days of the close of the Fiscal Year, a Federal income tax Form K-1 and any required similar state income tax form for each Member.

7.3Tax Matters Partner. The Manager is hereby designated as the Company’s “Tax Matters Partner” under Section 6231(a)(7) of the Code, and shall have all the powers and responsibilities of such position as provided in the Code. The Tax Matters Partner is specifically directed and authorized to take whatever steps are necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Regulations issued under the Code. The Tax Matters Partner shall cause to be prepared and shall sign all tax returns of the Company, make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company and monitor any governmental tax authority in any audit that such authority may conduct of the Company’s books and records or other documents.

7.4REIT Status. The Manager shall at all times use its commercially reasonable efforts to conduct the business of the Company such that the nature of the Company's assets and gross revenues (as determined pursuant to Section 856(c)(2), (3) and (4) of the Code) would permit the Company (determined as if the Company were a “real estate investment trust”) to qualify as a real estate investment trust under Section 856 of the Code and would permit the Company to avoid incurring any tax on prohibited transactions under Section 857(b)(6) of the Code and any tax on re-determined rents, re-determined deductions, and excess interest under Section 857(b)(7) of the Code (determined as if the Company were a real estate investment trust); provided, however, that the Manager shall be permitted to cause the Company to form a taxable REIT subsidiary, within the meaning of Section 856(l) of the Code to comply with this Section

7.4, and the Manager shall give MOF notice of any such formation within five (5) days of such formation.

ARTICLE 8

WITHDRAWAL; TRANSFERS OF COMMON INTERESTS

8.1No Right to Withdraw. The Members shall not at any time withdraw, retire or resign from the Company, it being understood and agreed that a redemption pursuant to Section 8.3 shall not be deemed a withdrawal, retirement or resignation. Withdrawal, retirement or resignation by a Member in contravention of this Article 8 shall subject such Member to liability for all damages caused by such retirement, withdrawal or resignation.

8.2Restriction on Transfers. No Member shall have the right to sell, convey, assign, transfer, pledge, grant a security interest in or otherwise dispose of (each a “Transfer”) all or any part of its Common Interests, other than (a) upon the prior written consent of all of the Members, (b) a Transfer to an affiliate, or (c) a Member's non-foreclosable pledge of its interest; provided, however, that no such assignment shall relieve any Member from its obligations hereunder. All Transfers in violation of this Article 8 are null and void.

8.3Redemption. If the closing under the Contribution Agreement, dated as of October 26, 2005 (the "Contribution Agreement"), by and among Maguire, MOF and the Company, has not occurred by October 26, 2006, or if the Contribution Agreement is terminated prior to such date, then, without any action on the part of the Manager, MOF or Maguire, all of MOF’s Common Interests shall be automatically redeemed and, from and after such date, MOF's Common Interests shall no longer be deemed outstanding. On such day, the Company shall pay MOF cash in an aggregate amount equal to the Redemption Price (as defined below). The “Redemption Price” shall mean the excess of (a) the product of (i) $5,986,842, multiplied by (ii) one plus the product obtained by mutiplying 0.0875 by a fraction, the numerator of which is the number of days that have elapsed since MOF made the capital contribution described in Section 5.2, and the denominator of which is 360, over (b) the aggregate amount of distributions previously paid by the Company to MOF. Maguire hereby guarantees the full and prompt payment of the Redemption Price payable to MOF hereunder.

ARTICLE 9

DISSOLUTION OF THE COMPANY

9.1Dissolution. The Company shall be dissolved upon the occurrence of either of the following events (an “Event of Termination”):

(a) a determination by all of the Members to dissolve the Company; or

(b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

No other event, including the retirement, insolvency, liquidation, dissolution, insanity, expulsion, bankruptcy, death, incapacity or adjudication of incompetency of a Member, shall cause the Company to be dissolved.

9.2Liquidation. If an Event of Termination shall occur, then the Company shall be liquidated and its affairs shall be wound up. All proceeds from such liquidation shall be distributed in accordance with the provisions of Section 18-804 of the Act, and all interests in the Company shall be cancelled. Distributions to the Members shall be made in accordance with each Member’s Common Interest Percentage. Upon the completion of the distribution of the Company’s assets, the Company shall be terminated and the Members shall cause the Company to execute and file a Certificate of Cancellation in accordance with Section 18-203 of the Act.

ARTICLE 10

EXCULPATION AND INDEMNIFICATION

10.1Exculpation.

(a) Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, no Member or Manager, nor any officers, directors, stockholders, partners, members, employees, affiliates, representatives or agents of any Member or Manager, nor any officer, employee, representative or agent of the Company (individually, a “Covered Person,” and collectively, the “Covered Persons”) shall be liable to the Company or any other person for any act or omission (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by this Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

10.2Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 10.2 with respect to: (a) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence; or (b) any Claim initiated by such Covered Person unless such Claim (or part thereof) (i) was brought to enforce such Covered Person's rights to indemnification hereunder or (ii) was authorized or consented to by all the Members. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 10.2.

10.3Amendments. Any repeal or modification of this Article 10 by the Members shall not adversely affect any rights of such Covered Person pursuant to this Article 10, including the right to indemnification and to the advancement of expenses of a Covered Person, existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE 11

MISCELLANEOUS

11.1Amendment to the Agreement. Except as otherwise provided in this Agreement, this Agreement may be amended by, and only by, a written instrument executed by all the Members.

11.2Successors; Counterparts. This Agreement (a) shall be binding as to the executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Members and (b) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

11.3Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

11.4Notices. All notices, requests and other communications to any Member shall be in writing and shall be given to such Member (and any other party designated by such Member) at its address or telecopier number set forth in Schedule A hereto, or such other address or telecopier number as such Member may hereafter specify for the purpose by notice. Each such notice, request or other communication shall be effective: (a) if given by telecopier, when transmitted to the number specified pursuant to this Section 11.4 and a confirmation is received from the recipient; or (b) if given by any other means, when received or refused at the address speci-fied pursuant to this Section 11.4, as evidenced by a reputable, disinterested third-party's delivery receipt.

11.5Waiver of Partition. Each of the Members hereby irrevocably waives any and all rights that such Member may have to maintain any action for partition of any of the Company’s property.

11.6Interpretation. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine, or the neuter gender shall include the mascu-line, feminine and neuter.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

MAGUIRE PROPERTIES, L.P., a Maryland limited partnership
By: Maguire Properties, Inc., a Maryland corporation, its general partner
By: Name: Its

MACQUARIE OFFICE II LLC, a Delaware limited liability company

By: Macquarie Office (US) Corporation, a Maryland corporation, its manager

By: Name:
Its